CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement No. 33-91836 on Form S-8 of our report dated January 27, 1997, included in this Annual Report on Form 10-K of Life Bancorp, Inc. for the year ended December 31, 1996.


        /s/  Edmondson, LedBetter & Ballard, L.L.P.



Norfolk, Virginia
March 27, 1997